Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Scott A. Caldwell his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name and/or his behalf, to do any and all acts and things and to execute any and all instruments which said attorney-in-fact and agent may deem necessary or advisable to enable Allied Nevada Gold Corp. to comply with the Securities Exchange Act of 1934, as amended, and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, including, without limitation, the power and authority to sign his name in any and all capacities (including his capacity as a Director and/or Officer of Allied Nevada Gold Corp.) to the Annual Report on Form 10-K of Allied Nevada Gold Corp. for the fiscal year ended December 31, 2007 and the undersigned hereby ratifies and confirms all that said attorney-in-fact and agent or any substitute or substitutes for, shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have subscribed these presents on the dates stated.

Signature	Title	Date
/s/ ROBERT M. BUCHAN Robert M. Buchan	Executive Chairman and Director	March 6, 2008

/s/ W. DURAND EPPLER W. Durand Eppler	Director	March 6, 2008

/s/ JOHN W. IVANY John W. Ivany	Director	March 6, 2008

/s/ CAMERON A. MINGAY Cameron A. Mingay	Director	March 6, 2008

/s/ TERRY M. PALMER Terry M. Palmer	Director	March 6, 2008

/s/ CARL PESCIO Carl Pescio	Director	March 6, 2008

/s/ MICHAEL B. RICHINGS Michael B. Richings	Director	March 6, 2008

/s/ D. BRUCE SINCLAIR D. Bruce Sinclair	Director	March 6, 2008

/s/ ROBERT G. WARDELL Robert G. Wardell	Director	March 6, 2008